Exhibit 99

    Genesee & Wyoming Reports Record Earnings for the Second Quarter of 2004

    GREENWICH, Conn., Aug. 3, 2004 /PRNewswire-FirstCall/ -- Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported today that net income in the second quarter of 2004 increased 40.8% to $10.8 million, compared to net income of $7.7 million in the second quarter of 2003. Excluding $0.5 million of non tax-deductible expenses from GWI's May 2004 offering of secondary shares of common stock, net income was $11.4 million in the second quarter of 2004.

    GWI's diluted earnings per share in the second quarter of 2004 increased 39.3% to $0.39 with 27.5 million shares outstanding, compared to diluted earnings per share of $0.28 with 26.7 million shares outstanding in the second quarter of 2003. Excluding the non tax-deductible expenses from the stock offering, GWI's diluted EPS were $0.41 in the second quarter of 2004. (Note that prior to GWI's adoption of Emerging Issues Task Force Bulletin Issue No. 03-06 under FASB Statement No. 128, which became effective June 30, 2004, GWI's diluted EPS for the second quarter of 2003 were $0.29.)

    In the second quarter of 2004, GWI's North American revenue increased 17.7% to $74.1 million, compared to $62.9 million in the second quarter of 2003. Of this $11.2 million increase in revenue, $5.0 million was same-railroad growth and $6.2 million was from the acquisition of rail lines from Georgia-Pacific Corp. The 7.8% growth in same-railroad revenue was balanced across multiple commodity groups, with particular strength in coal shipments, which grew by $1.9 million, or 19.6%.

    North American operating income was $13.6 million in the second quarter of 2004, or $14.1 million excluding the expenses from the stock offering, compared with $10.9 million of operating income in the second quarter of 2003. GWI's North American operating ratio was 81.7% in the second quarter of 2004, or 81.0% excluding the non tax-deductible expenses from the stock offering, compared with an operating ratio of 82.7% in the second quarter of 2003.
Same railroad fuel expense increased $1.1 million in the second quarter of 2004 compared with the second quarter of 2003, primarily due to higher prices for diesel fuel.

    In Australia, revenue at GWI's 50%-owned subsidiary, Australian Railroad Group (ARG), increased 36.4% to US$81.7 million in the second quarter of 2004, compared with US$59.9 million in the second quarter of 2003. This US$21.8 million increase in revenue was composed of US$10.0 million in grain, US$2.8 million in other ores and minerals, US$2.7 million in iron ores and US$6.3 million in all other revenues. In Australian dollars, ARG's revenue increased 27.4% in the second quarter of 2004 compared with the second quarter of 2003.

    ARG's operating income in the second quarter of 2004 increased 23.4% to US$16.5 million, compared with operating income of US$13.3 million in the second quarter of 2003. ARG's operating ratio was 79.9% in the second quarter of 2004, compared with 77.7% in the second quarter of 2003. Equity income from ARG in the second quarter of 2004 was US$3.5 million, a 63.1% increase over equity income of US$2.1 in the second quarter of 2003. In comparing the second quarter of 2004 with the second quarter of 2003, the Australian dollar strengthened 12.5%.

    For the six months ended June 30, 2004, GWI's North American operations generated Free Cash Flow of $19.4 million (defined as net cash provided by operating activities of $30.7 million less net cash used in investing activities of $11.3 million less cash used for acquisitions of $0) compared with $16.5 million of Free Cash Flow (defined as net cash provided by operating activities of $23.1 million less net cash used in investing activities of $6.6 million less cash used for acquisitions of $0) for the six months ended June 30, 2003. See the attached schedule for a description and discussion of Free Cash Flow.

    Mortimer B. Fuller III, Chairman and Chief Executive Officer of GWI, commented, "Our U.S. and Canadian regions have been experiencing considerable strength in their local industrial economies, resulting in 7.8% same railroad growth in the second quarter. In particular, we have seen increasing traffic in all of our coal-shipping regions including Illinois, Utah and New York-Pennsylvania. This favorable overall business climate has more than offset the impact of high fuel prices throughout GWI as well as difficult operating conditions in our Oregon Region due to Class I congestion."

    Mr. Fuller continued, "In Australia, ARG's second quarter earnings increased 63.1% due to strong grain and iron ore shipments. However, ARG has also been impacted by high fuel prices and incurred certain track maintenance expense in the second quarter that will not recur for the rest of 2004. As a result, ARG's results were slightly behind our expectations for the second quarter, and we expect further improvement in earnings over the balance of the year."


    As previously announced, GWI's conference call to discuss financial results for the second quarter will be held today at 11:00AM (Eastern Time). The dial-in number for the teleconference is (888) 428-4480 or the call may be accessed live over the Internet (listen only) directly at http://www.firstcallevents.com/service/ajwz409088414gf12.html or via the Investors tab of Genesee & Wyoming's website (http://www.gwrr.com). An audio replay of the conference call will be accessible via the Investors tab of Genesee & Wyoming's website (http://www.gwrr.com) starting this afternoon.


    GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. The Company operates over 8,100 miles of owned and leased track and more than 3,000 additional miles under track access arrangements.


    This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.


                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands, except per share amounts)
                                   (Unaudited)

                                        Three Months Ended  Six Months Ended
                                             June 30,           June 30,
                                          2004     2003      2004      2003

    REVENUES                             $74,062  $62,937  $146,464  $121,798

    EQUITY ISSUANCE EXPENSE                  523       --       523        --
    OPERATING EXPENSES                    59,958   52,075   120,801   102,949
    TOTAL OPERATING EXPENSES              60,481   52,075   121,324   102,949
    INCOME FROM OPERATIONS                13,581   10,862    25,140    18,849

    INTEREST EXPENSE                      (2,283)  (2,167)   (4,718)   (4,510)
    OTHER INCOME, NET                        231      386       425       713

    INCOME BEFORE INCOME TAXES AND
     EQUITY EARNINGS                      11,529    9,081    20,847    15,052

    PROVISION FOR INCOME TAXES             4,351    3,702     7,984     5,875

    INCOME BEFORE EQUITY EARNINGS          7,178    5,379    12,863     9,177

    EQUITY IN NET INCOME OF
     INTERNATIONAL AFFILIATES:
      AUSTRALIAN RAILROAD GROUP            3,475    2,130     7,217     4,144
      SOUTH AMERICA                          183      186       223       (91)

    NET INCOME                            10,836    7,695    20,303    13,230
    IMPACT OF PREFERRED STOCK
     OUTSTANDING                             178      293       479       586

    NET INCOME AVAILABLE TO COMMON
     SHAREHOLDERS                        $10,658   $7,402   $19,824   $12,644

    BASIC EARNINGS PER SHARE:

         NET INCOME AVAILABLE TO COMMON
          SHAREHOLDERS                     $0.44    $0.31     $0.82     $0.54

         WEIGHTED AVERAGE NUMBER
            OF SHARES  OUTSTANDING        24,171   23,606    24,108    23,547

    DILUTED EARNINGS PER SHARE:

         NET INCOME                        $0.39    $0.28     $0.72     $0.47

         WEIGHTED AVERAGE NUMBER
             OF SHARES  OUTSTANDING       27,544   26,707    27,490    26,650



                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                   June 30,      December 31,
    ASSETS                                            2004              2003

    CURRENT ASSETS:
        Cash and cash equivalents                   $8,450           $11,118
        Accounts receivable, net                    54,899            54,656
        Materials and supplies                       5,879             5,204
        Prepaid expenses and other                   7,275             6,204
        Deferred income tax assets, net              3,528             3,010
          Total current assets                      80,031            80,192

    PROPERTY AND EQUIPMENT, net                    315,863           315,345
    INVESTMENT IN UNCONSOLIDATED
     AFFILIATES                                    118,618           117,664
    GOODWILL                                        24,466            24,522
    INTANGIBLE ASSETS, net                          78,402            79,357
    OTHER ASSETS, net                               10,552            10,093
         Total assets                             $627,932          $627,173

    LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
        Current portion of long-term debt           $6,409            $6,589
        Accounts payable                            61,758            57,472
        Accrued expenses                            16,741            13,902
         Total current liabilities                  84,908            77,963

    LONG-TERM DEBT, less current portion           127,633           151,433
    DEFERRED INCOME TAX LIABILITIES, net            45,495            41,840
    DEFERRED ITEMS - grants from
     governmental agencies                          42,704            42,667
    DEFERRED GAIN - sale/leaseback                   3,641             3,982
    OTHER LONG-TERM LIABILITIES                     14,083            14,843
    MINORITY INTEREST                                3,467             3,365

    REDEEMABLE CONVERTIBLE PREFERRED
     STOCK                                              --            23,994

    TOTAL STOCKHOLDERS' EQUITY                     306,001           267,086
         Total liabilities and
          stockholders' equity                    $627,932          $627,173



                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)


                                                      Six Months Ended
                                             June 30, 2004     June 30, 2003

    CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                $20,303           $13,230
         Adjustments to reconcile net income to
          net cash provided by operating activities-
           Depreciation and amortization             9,484             7,568
           Deferred income taxes                     2,929             4,128
           Net loss (gain) on sale and impairment
            of assets                                  (94)              176
           Equity earnings of unconsolidated
            international affiliates                (7,440)           (4,053)
           Minority interest expense                   102                67
           Tax benefit realized upon exercise of
            stock options                              956               648
           Changes in assets and liabilities,
             net of effect of acquisitions -
              Accounts receivable                     (605)            3,922
              Materials and supplies                  (744)             (493)
              Prepaid expenses and other            (1,138)            1,496
              Accounts payable and accrued expenses  7,263            (4,181)
              Other assets and liabilities, net       (305)              558
                 Net cash provided by operating
                  activities                        30,711            23,066

    CASH FLOWS FROM INVESTING ACTIVITIES:
              Purchase of property  and equipment,
               net of proceeds from government
                grants                             (11,561)           (7,135)
              Locomotive upgrade project                --               (97)
              Cash received from unconsolidated
               international affiliates                 --               132
              Proceeds from disposition of property
               and equipment, including
                sale/leasebacks                        294               526
                 Net cash used in investing
                  activities                       (11,267)           (6,574)

    CASH FLOWS FROM FINANCING ACTIVITIES:
              Principal payments on long-term
               borrowings, including capital
                leases                             (99,407)          (71,743)
               Proceeds from issuance of
                long-term debt                      76,300            55,000
               Proceeds from employee stock
                purchases                            1,937             1,414
               Dividend paid on Redeemable
                Convertible Preferred Stock           (411)             (500)
                 Net cash used in financing
                  activities                       (21,581)          (15,829)

    EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
     CASH EQUIVALENTS                                 (531)              638

    (DECREASE) INCREASE  IN CASH AND CASH
      EQUIVALENTS                                   (2,668)            1,301
    CASH AND CASH EQUIVALENTS, beginning of period  11,118            11,028
    CASH AND CASH EQUIVALENTS, end of period        $8,450           $12,329


                    GENESEE & WYOMING INC. AND SUBSIDIARIES
                  Selected Consolidated Financial Information
                            (dollars in thousands)
                                  (Unaudited)

                                                 Three Months Ended
                                                      June 30,
                                               2004             2003
                                                    % of             % of
                                          Amount  Revenue  Amount  Revenue
    Revenues:
         Freight                          $55,907   75.5%  $47,153   74.9%
         Non-freight                       18,155   24.5%   15,784   25.1%

            Total revenues                $74,062  100.0%  $62,937  100.0%

    Operating Expense Comparison:
    Natural Classification
    Labor and benefits                    $24,950   33.7%  $21,933   34.8%
    Equipment rents                         6,334    8.6%    4,302    6.8%
    Purchased services                      4,498    6.1%    4,913    7.8%
    Depreciation and amortization           4,754    6.4%    3,843    6.1%
    Diesel fuel                             5,646    7.6%    4,449    7.1%
    Casualties and insurance                3,653    4.9%    3,328    5.3%
    Materials                               3,611    4.9%    3,969    6.3%
    Net loss on sale and impairment of
     assets                                    --    0.0%      175    0.3%
    Other expenses                          7,035    9.5%    5,163    8.2%

    Total operating expenses              $60,481   81.7%  $52,075   82.7%

    Functional Classification
    Transportation                        $23,360   31.5%  $20,905   33.2%
    Maintenance of ways and structures      7,599   10.3%    6,963   11.1%
    Maintenance of equipment               11,048   14.9%    9,157   14.5%
    General and administrative             13,720   18.6%   11,032   17.5%
    Net loss on sale and impairment of
     assets                                    --    0.0%      175    0.3%
    Depreciation and amortization           4,754    6.4%    3,843    6.1%

    Total operating expenses              $60,481   81.7%  $52,075   82.7%



                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                              (dollars in thousands)
                                   (Unaudited)

                                                    Six Months Ended
                                                        June 30,
                                                 2004              2003
                                                      % of              % of
                                            Amount  Revenue   Amount  Revenue
    Revenues:
         Freight                           $110,717   75.6%   $91,679   75.3%
         Non-freight                         35,747   24.4%    30,119   24.7%

            Total revenues                 $146,464  100.0%  $121,798  100.0%

    Operating Expense Comparison:
    Natural Classification
    Labor and benefits                      $51,346   35.1%   $43,800   36.0%
    Equipment rents                          13,215    9.0%     8,800    7.2%
    Purchased services                        8,779    6.0%     8,956    7.4%
    Depreciation and amortization             9,484    6.5%     7,568    6.2%
    Diesel fuel                              11,291    7.7%     9,620    7.9%
    Casualties and insurance                  7,360    5.0%     6,299    5.2%
    Materials                                 7,319    5.0%     7,665    6.3%
    Net (gain) loss on sale and impairment
     of assets                                  (94)  -0.1%       176    0.1%
    Other expenses                           12,624    8.6%    10,065    8.2%

    Total operating expenses               $121,324   82.8%  $102,949   84.5%

    Functional Classification
    Transportation                          $48,026   32.8%   $41,752   34.3%
    Maintenance of ways and structures       14,486    9.9%    13,101   10.8%
    Maintenance of equipment                 22,729   15.5%    18,153   14.9%
    General and administrative               26,693   18.2%    22,199   18.2%
    Net (gain) loss on sale and impairment
     of assets                                  (94)  -0.1%       176    0.1%
    Depreciation and amortization             9,484    6.5%     7,568    6.2%

    Total operating expenses               $121,324   82.8%  $102,949   84.5%



                     GENESEE & WYOMING INC. AND SUBSIDIARIES
    North American Railroad Freight Revenue, Carloads and Average Revenue
                                 Per Carload
                        Comparison by Commodity Group
            (dollars in thousands, except average revenue per carload)


                                 Three Months Ended      Three Months Ended
                                   June 30, 2004           June 30, 2003

                                            Average                    Average
                                            Revenue                    Revenue
                         Freight                Per   Freight              Per
    Commodity Group     Revenues  Carloads  Carload  Revenues Carloads Carload

    Coal, Coke & Ores    $12,062    49,259     $245    $9,805   40,132    $244
    Paper                  9,770    23,206      421     7,943   19,105     416
    Lumber & Forest
     Products              6,327    19,428      326     4,580   14,777     310
    Petroleum Products     6,134     8,185      749     6,183    7,707     802
    Minerals & Stone       5,693    15,728      362     5,821   14,672     397
    Metals                 5,450    17,530      311     4,678   16,528     283
    Chemicals-Plastics     4,103     7,808      525     2,856    5,958     479
    Farm & Food Products   2,947     6,914      426     2,599    6,591     394
    Autos & Auto Parts     1,854     4,213      440     1,706    4,234     403
    Intermodal               630     1,736      363       431    1,692     255
    Other                    937     3,455      271       551    2,612     211

    Totals               $55,907   157,462      355   $47,153  134,008     352



                   GENESEE & WYOMING INC. AND SUBSIDIARIES
    North American Railroad Freight Revenue, Carloads and Average Revenue
                                 Per Carload
                        Comparison by Commodity Group
          (dollars in thousands, except average revenue per carload)


                               Six Months Ended         Six Months Ended
                                June 30, 2004             June 30, 2003

                                            Average                    Average
                                            Revenue                    Revenue
                         Freight                Per   Freight              Per
    Commodity Group     Revenues  Carloads  Carload  Revenues Carloads Carload


    Coal, Coke & Ores    $22,799    93,301     $244   $19,648   82,111    $239
    Paper                 19,290    46,190      418    15,269   36,979     413
    Petroleum Products    12,448    16,495      755    12,671   16,397     773
    Lumber & Forest
     Products             12,165    37,462      325     8,443   26,856     314
    Metals                11,105    35,368      314     8,585   30,388     283
    Minerals & Stone      10,829    28,393      381    11,097   28,665     387
    Chemicals-Plastics     7,975    15,276      522     5,434   11,633     467
    Farm & Food Products   7,739    18,366      421     5,491   14,862     369
    Autos & Auto Parts     3,596     8,410      428     3,235    7,991     405
    Intermodal             1,182     3,100      381       788    2,988     264
    Other                  1,589     6,309      252     1,018    5,068     201

    Totals              $110,717   308,670      359   $91,679  263,938     347



                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                        CONSOLIDATED STATEMENTS OF INCOME
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                        Three Months Ended   Six Months Ended
                                              June 30,            June 30,
                                           2004     2003      2004      2003

    REVENUES                             $81,717  $59,912  $164,070  $113,272

    OPERATING EXPENSES                    65,257   46,574   129,970    87,607
    RESTRUCTURING COSTS                       --       --        --       267
    TOTAL OPERATING EXPENSES              65,257   46,574   129,970    87,874
    INCOME FROM OPERATIONS                16,460   13,338    34,100    25,398

    INTEREST EXPENSE                      (6,855)  (7,633)  (14,203)  (14,697)
    OTHER INCOME, NET                        338      779       741     1,538

    INCOME BEFORE TAX                      9,943    6,484    20,638    12,239

    PROVISION FOR INCOME TAX               2,994    2,224     6,206     3,951

    NET INCOME                            $6,949   $4,260   $14,432    $8,288


    Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming Inc.



                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                           CONSOLIDATED BALANCE SHEETS
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                              June 30, 2004  December 31, 2003
    ASSETS

    CURRENT ASSETS:
        Cash and cash equivalents                  $32,977           $26,618
        Accounts receivable, net                    47,182            47,764
        Materials and supplies                      10,195            10,033
        Prepaid expenses and other                   5,740             3,069
          Total current assets                      96,094            87,484

    PROPERTY AND EQUIPMENT, net                    453,905           478,808
    DEFERRED INCOME TAX ASSETS, net                 71,552            80,193
    OTHER ASSETS, net                                7,535             5,476
          Total assets                            $629,086          $651,961

    LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
        Current portion of long-term debt             $ --              $ --
        Accounts payable                             2,733             7,199
        Accrued expenses                            42,205            35,111
        Current income tax liabilities                 148                 -
         Total current liabilities                  45,086            42,310

    LONG-TERM DEBT                                 342,657           367,892
    DEFERRED INCOME TAX LIABILITIES, net            16,148            14,271
    OTHER LONG-TERM LIABILITIES                      1,911             2,031
    FAIR VALUE OF INTEREST RATE SWAPS                7,510             9,133
    SUBORDINATED NOTES TO STOCKHOLDERS              10,769            11,562
         Total non-current liabilities             378,995           404,889

    REDEEMABLE PREFERRED STOCK OF
     STOCKHOLDERS                                   15,100            16,212

    TOTAL STOCKHOLDERS' EQUITY                     189,905           188,550
         Total liabilities and stockholders'
          equity                                  $629,086          $651,961

    Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming
    Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                       Six Months Ended
                                             June 30, 2004     June 30, 2003

    CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                $14,432            $8,288
         Adjustments to reconcile net income to
          net cash provided by operating
           activities-
         Depreciation and amortization              13,097            10,875
         Deferred income taxes                       6,367             5,265
         Net loss (gain) on sale and impairment of
          assets                                       471              (633)
         Changes in assets and liabilities          (3,675)           (4,320)
           Net cash provided by operating
            activities                              30,692            19,475

    CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of property and equipment        (22,883)          (12,003)
         Proceeds from disposition of property
          and equipment                                835             2,716
         Transfer to restricted funds on deposit        --            (3,396)
           Net cash used in investing activities   (22,048)          (12,683)

    CASH FLOWS FROM FINANCING ACTIVITIES:
         Payments on borrowings                         --                --
         Proceeds from borrowings                       --                --
           Net cash provided by financing
            activities                                  --                --

    EFFECT OF EXCHANGE RATE DIFFERENCES
     ON CASH AND CASH EQUIVALENTS                   (2,285)            1,809

    INCREASE IN CASH AND CASH EQUIVALENTS            6,359             8,601
    CASH AND CASH EQUIVALENTS, beginning of period  26,618             5,882
    CASH AND CASH EQUIVALENTS, end of period       $32,977           $14,483

    Australian Railroad Group Pty. Ltd. is 50%-owned by Genesee & Wyoming
    Inc.

                      AUSTRALIAN RAILROAD GROUP PTY. LTD.
                  Selected Consolidated Financial Information
                          (U.S. dollars in thousands)
                            (Unaudited - U.S. GAAP)

                                                 Three Months Ended
                                                      June 30,
                                               2004             2003

                                                    % of             % of
                                          Amount  Revenue  Amount  Revenue
    Revenues:
         Freight                          $67,773   82.9%  $49,221   82.2%
         Non-freight                       13,944   17.1%   10,691   17.8%

            Total railroad revenues       $81,717  100.0%  $59,912  100.0%

    Operating Expenses:
    Natural Classification
    Labor and benefits                    $14,945   18.3%  $10,983   18.3%
    Equipment rents                           821    1.0%      368    0.6%
    Purchased services                     20,263   24.8%   14,190   23.7%
    Depreciation and amortization           6,383    7.8%    5,718    9.5%
    Diesel fuel                            10,537   12.9%    5,034    8.4%
    Casualties and insurance                1,339    1.6%    3,031    5.1%
    Materials                               3,549    4.3%    2,590    4.3%
    Net gain on sale and impairment of
     assets                                   (13)   0.0%     (208)  -0.3%
    Other expenses                          7,433    9.2%    4,868    8.1%

    Total operating expenses              $65,257   79.9%  $46,574   77.7%

    Functional Classification
    Transportation                        $29,689   36.3%  $18,664   31.2%
    Maintenance of ways and structures     12,121   14.8%    8,313   13.9%
    Maintenance of equipment                8,628   10.6%    5,992   10.0%
    General and administrative              8,449   10.4%    8,095   13.4%
    Net gain on sale and impairment of
     assets                                   (13)   0.0%     (208)  -0.3%
    Depreciation and amortization           6,383    7.8%    5,718    9.5%

    Total operating expenses              $65,257   79.9%  $46,574   77.7%


    Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming
    Inc.

                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                   Selected Consolidated Financial Information
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                    Six Months Ended
                                                        June 30,
                                                 2004              2003
                                                      % of              % of
                                            Amount  Revenue   Amount  Revenue
    Revenues:
         Freight                           $138,713   84.5%   $92,577   81.7%
         Non-freight                         25,357   15.5%    20,695   18.3%

            Total railroad revenues        $164,070  100.0%  $113,272  100.0%

    Operating Expenses:
    Natural Classification
    Labor and benefits                      $29,201   17.8%   $20,617   18.2%
    Equipment rents                           1,531    0.9%       722    0.6%
    Purchased services                       39,325   24.0%    26,850   23.7%
    Depreciation and amortization            13,097    8.0%    10,875    9.6%
    Diesel fuel                              20,190   12.3%     9,974    8.8%
    Casualties and insurance                  4,798    2.9%     4,881    4.3%
    Materials                                 6,852    4.2%     5,434    4.8%
    Net loss (gain) on sale and impairment
     of assets                                  471    0.3%      (633)  -0.6%
    Other expenses                           14,505    8.8%     9,154    8.2%

    Total operating expenses               $129,970   79.2%   $87,874   77.6%

    Functional Classification
    Transportation                          $59,327   36.2%   $34,123   30.1%
    Maintenance of ways and structures       21,828   13.3%    15,374   13.6%
    Maintenance of equipment                 16,585   10.1%    12,361   10.9%
    General and administrative               18,662   11.3%    15,774   14.0%
    Net loss (gain) on sale and impairment
     of assets                                  471    0.3%      (633)  -0.6%
    Depreciation and amortization            13,097    8.0%    10,875    9.6%

    Total operating expenses               $129,970   79.2%   $87,874   77.6%


    Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming Inc.



                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
      Australian Railroad Freight Revenue, Carloads and Average Revenue
                                 Per Carload
                        Comparison by Commodity Group
                         (U.S. dollars in thousands)
                                 (Unaudited)

                                 Three Months Ended      Three Months Ended
                                   June 30, 2004           June 30, 2003

                                            Average                    Average
                                            Revenue                    Revenue
                         Freight                Per   Freight              Per
    Commodity Group     Revenues  Carloads  Carload  Revenues Carloads Carload

    Grain                $25,670   69,661      $368    $15,662   41,005  $382
    Other Ores and
     Minerals             14,055   25,657       548     11,210   25,500   440
    Iron Ore              10,872   51,050       213      8,194   41,597   197
    Alumina                4,733   39,720       119      4,173   38,646   108
    Bauxite                2,920   30,034        97      2,916   32,105    91
    Hook and Pull (Haulage)  451    2,521       179        884    1,592   555
    Gypsum                   903   12,614        72        655   10,677    61
    Other                  8,169   16,629       491      5,527   15,321   361

    Total                $67,773  247,886       273    $49,221  206,443   238


    Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming Inc.


                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
      Australian Railroad Freight Revenue, Carloads and Average Revenue
                                 Per Carload
                        Comparison by Commodity Group
                         (U.S. dollars in thousands)
                                 (Unaudited)


                                 Six Months Ended         Six Months Ended
                                   June 30, 2004           June 30, 2003

                                            Average                    Average
                                            Revenue                    Revenue
                         Freight                Per   Freight              Per
    Commodity Group     Revenues  Carloads  Carload  Revenues Carloads Carload


    Grain                $51,931   136,224     $381   $27,411   68,817  $398
    Other Ores and
     Minerals             29,133    53,815      541    21,399   50,295   425
    Iron Ore              22,334   101,529      220    15,680   84,604   185
    Alumina                9,752    79,136      123     7,944   76,082   104
    Bauxite                6,132    60,251      102     5,670   64,004    89
    Hook and Pull (Haulage)  915     5,297      173     1,682    2,893   581
    Gypsum                 1,911    25,407       75     1,310   21,306    61
    Other                 16,605    33,822      491    11,481   31,335   366

    Total               $138,713   495,481      280   $92,577  399,336   232


    Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming Inc.


                  Free Cash Flow Description and Discussion


    Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities less Net Cash Used in Investing Activities, excluding the Cost of Acquisitions. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as required dividend payments and principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with Generally Accepted Accounting Principles.


    The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities to GWI's Free Cash Flow:


                                                    Six Months Ended
                                                     2004       2003

    Net cash provided by operating activities   $  30,711   $ 23,066
    Net cash used in investing activities         (11,267)    (6,574)
    Cash used for acquisitions                         --         --
    Free cash flow                               $ 19,444   $ 16,492



SOURCE  Genesee & Wyoming Inc.
    -0-                             08/03/2004
    /CONTACT: John C. Hellmann, Chief Financial Officer, Genesee & Wyoming Inc., +1-203-629-3722/
    /Web site:  http://www.gwrr.com /
    (GWR)

CO:  Genesee & Wyoming Inc.
ST:  Connecticut
IN:  TRN
SU:  ERN CCA